UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 25, 2005

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-27812	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 28, 2005, Medallion Financial Corp. (“Medallion”) entered into an amendment (the “Amendment”) to its existing Loan and Security Agreement, dated April 26, 2004 (the “Loan Agreement”), by and between Medallion and Sterling National Bank. Under the terms of the Amendment, the maturity date of the Loan Agreement was extended to June 30, 2006.

Item 4.01 Changes in Registrant’s Certifying Accountant

In April and early May of 2005, management made contact with potential candidates to replace Eisner LLP (“Eisner”) as the Company’s independent registered public accountants. Management held several meetings with such firms, and also received a bid offer. Eisner later resigned. On July 25, 2005, the Company engaged Weiser LLP (“Weiser”) of New York, New York as the independent registered public accountants to audit the Company’s financial statements. Prior to formally engaging Weiser, the Audit Committee of the Company’s Board of Directors approved said action at a meeting held on July 13, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

/s/ Larry D. Hall
Larry D. Hall
Chief Financial Officer

July 28, 2005

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